Exhibit (c)(11)

Confidential Project Pelican Update for Special Committee Regarding Valuation Real Estate Investment Banking March 23, 2017 KeyBanc Capital Markets

KeyCorp & KeyBanc Capital Markets KeyBanc Capital Markets is a trade name under which the corporate and investment banking products and services of KeyCorp and its subsidiaries, KeyBanc Capital Markets Inc., Member NYSE/FINRA/SIPC, and KeyBank National Association (“KeyBank N.A.”), are marketed. Securities products and services are offered by KeyBanc Capital Markets Inc. and by its licensed securities representatives. Banking products and services are offered by KeyBank N.A. A number of our corporate and institutional team members are employed by both KeyBanc Capital Markets Inc. and KeyBank N.A. These “dual employees” are licensed securities representatives of KeyBanc Capital Markets Inc., and they are there to better serve your needs, by making available both securities and banking products and services. Further, in connection with our effort to deliver a comprehensive array of banking and securities products and services to you in a seamless manner, from time to time KeyBank N.A. and KeyBanc Capital Markets Inc. will share with each other certain non-public information that you provide to us. Of course, as always, this information will not be shared or otherwise disclosed outside of the KeyCorp organization without your express permission. Please also be assured that, as with other banks and broker-dealers, KeyBank N.A. and KeyBanc Capital Markets Inc. adhere to established internal procedures to safeguard your corporate information from areas within our organization that trade in or advise clients with respect to the purchase and sale of securities. THE OBLIGATIONS OF KEYBANC CAPITAL MARKETS INC. ARE NOT OBLIGATIONS OF KEYBANK N.A. OR ANY OF ITS AFFILIATE BANKS, AND NONE OF KEYCORP’S BANKS ARE RESPONSIBLE FOR, OR GUARANTEE, THE SECURITIES OR SECURITIES -RELATED PRODUCTS OR SERVICES SOLD, OFFERED OR RECOMMENDED BY KEYBANC CAPITAL MARKETS INC. OR ITS EMPLOYEES. SECURITIES AND OTHER INVESTMENT PRODUCTS SOLD, OFFERED OR RECOMMENDED BY KEYBANC CAPITAL MARKETS INC., IF ANY, ARE NOT BANK DEPOSITS OR OBLIGATIONS AND ARE NOT INSURED BY THE FDIC. KeyBanc Capital Markets 2

Valuation Update

Value in ($ MMs)	At Cost	KBCM Adj. NOI	3rd Offer	2nd Offer	Initial Offer
Original Asset Purchase Price	$127.8	$127.8	$127.8	$127.8	$127.8
Proposed Reduction	0.0%	(12.3%)	(13.9%)	(18.2%)	(22.9%)
Preliminary Purchase Price	$127.8	$112.0	$110.0	$104.5	$98.5
Less: Debt	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)
Less: UnityPoint NCI	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)
Preliminary Net Cash Purchase Price	$122.3	$106.6	$104.6	$99.1	$93.1
Plus: Cash	16.4	16.4	16.4	16.4	16.4
Plus: Net Other Assets & Other Liabilities	0.1	0.1	0.1	0.1	0.1
Equity Value before Transaction Fees	$138.8	$123.0	$121.0	$115.5	$109.5
Share Count (in millions)	6.93	6.93	6.93	6.93	6.93
Preliminary Price per Share	$20.02	$17.75	$17.46	$16.66	$15.80
Implied 2017 Cap Rate (1)	7.18%	8.19%	8.34%	8.78%	9.32%
Implied $ / SF - MOBs (2)	$295.89	$259.36	$254.73	$242.00	$228.10
Implied $ / Unit - Senior Housing (2)	$136,458	$119,614	$117,477	$111,609	$105,196

KeyBanc Capital Markets

Source(s): Company Materials, balance sheet items as of 9/30/2016
Note: UnityPoint NCI is presented at book value as of 9/30/2016
(1) Cap rate based on asset purchase price, 2017P NOI adjusted down $144K for expected new, lower Beaumont lease and $64K for lower Arcadian rent (adjust rent to 1.25x coverage on 2016 EBITDAR)
(2) Implied $/SF and $/Unit metrics based on asset purchase price

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Suggested Valuation Approach

- Taking into consideration SunTrust's guidance and the March 10th diligence call, KeyBanc recommends the following valuation:
  - Assume the 9.5% in our initial bid is appropriate for all assets except three high quality MOBs
    - Woodlake Office Center
    - Beaumont Medical Center
    - Madison Medical Plaza
  - Assume these three assets are purchased at Pelican's original purchase cap rates
  - NOI is adjusted down $144K at Beaumont (based on new lease being negotiated) and $64K at Arcadian (this represents a 1.25x coverage on 2016 EBITDAR)

	KeyBanc			Orig. Cost
	17 Adj. NOI	Cap Rate	Implied Price	17 Adj. NOI
Medical Office Building Portfolio (*$ in mm*)				
DaVita BayBreeze Dialysis Center	$0.1	9.50%	$1.2	$1.7
RAI Cancer Center	0.4	9.50%	3.7	4.8
DaVita Dialysis	0.2	9.50%	2.1	2.7
Rockwall Medical Plaza	0.5	9.50%	4.9	6.6
Decatur MOB	0.5	9.50%	5.0	5.1
MetroHealth Buckeye Health Center	0.4	9.50%	4.4	5.6
Phillips Professional Center	0.6	9.50%	6.7	9.0
Illinois CancerCare Clinic	0.3	9.50%	2.7	3.4
Galesburg VA Outpatient Clinic	0.2	9.50%	1.9	2.6
Woodlake Office Center	1.0	6.80%	15.2	14.9
Greenfield Medical Center	0.5	9.50%	5.6	7.0
Lee Memorial Health System Outpatient Center	0.4	9.50%	4.0	5.3
Beaumont Medical Center	1.0	6.67%	14.8	13.7
Madison Medical Plaza	1.2	6.30%	19.8	19.5
UnityPoint Muscatine	0.4	9.50%	4.3	5.9
UnityPoint Moline	0.3	9.50%	2.8	3.8
Medical Office Building Portfolio - Total	$8.0		$99.4	$111.4
Implied Cap Rate - Medical Office Building			*8.0%*	*7.2%*
Seniors Housing Portfolio (*$ in mm*)				
Arcadian Cove Assisted Living	$0.3	9.50%	$3.1	$4.8
Cedarhurst of Collinsville	0.9	9.50%	9.5	11.6
Seniors Housing Portfolio - Total	$1.2		$12.6	$16.4
Implied Cap Rate - Seniors Housing			*9.5%*	*7.3%*
Total Portfolio	$9.2		$112.0	$127.8
Implied Cap Rate - Total Portfolio			*8.2%*	*7.2%*

KeyBanc
Capital Markets

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Fresenius and DaVita Transactions – Summary

- There is a very active market for Fresenius (Ba2) and DaVita (Ba3) Dialysis Centers
  - Driven by 1031 buyers for one-off assets and small portfolios as well as institutional buyers for larger assets and portfolios
- The RCA database shows 76 transactions (see page 6) completed for Fresenius and DaVita Dialysis Centers over the last two years
- The table below summarizes recent transactions as well as our proposed value and purchase price paid by Pelican for the three dialysis center assets in the Portfolio:

	Summary Statistics			
	Recent Comps		Pelican Cost	HTI Valuation @ $112
	Avg.	Med.	Avg.	Avg.
Purchase Price Per Asset ($ in mm)	$4.5	$3.7	$3.0	$2.4
Size	10,882	9,931	10,389	10,389
Cap Rate	6.2%	6.1%	7.1%	9.5%
$ / SF	$419	$346	$283	$218

Source(s): Real Capital Analytics

KeyBanc Capital Markets

5

Fresenius and DaVita Transactions – Detail

Property Overview						Pricing					Additional Information	
Property	City	State	Built	Reno	Total SF	Sale Price	$/SF	Cap Rate	Date	% Occupied	Buyer	Seller
Davita Dialysis Center	Paramount	CA	2016	NA	13,085	$8,985,000	$687	NA	Dec-16	100%	Kwan Lee	C Patrick Cox
DaVita Dialysis	Antioch	CA	2016	NA	11,530	6,990,000	606	NA	Dec-16	100%	Ronco Development	Centres Inc
DaVita	Palmdale	CA	2016	NA	13,750	6,980,000	508	5.0%	Nov-16	100%	Grissom Family Land & Cattle LP	Meridian Property
Davita Dialysis	San Antonio	TX	NA	NA	11,022	3,625,000	329	NA	Oct-16	100%	ZJ & R Properties LLC	A & D Protocol Transportation
DaVita Dialysis	Long Beach	CA	1968	2014	9,966	6,880,000	690	5.1%	Sep-16	100%	Sunny Wang LLC	Noble Properties
Davita	Fredericksburg	VA	2015	NA	8,468	5,013,888	592	5.4%	Jul-16	100%	NA	NA
Davita Dialysis	Clinton	OK	2002	NA	5,500	1,467,500	267	5.6%	Jun-16	100%	NA	NA
DaVita Dialysis	Victorville	CA	2016	NA	11,780	5,413,000	460	NA	May-16	100%	Tognoli 1999 Family Trust	Centres Inc
DaVita Dialysis	Anaheim	CA	2016	NA	14,800	11,450,000	774	NA	Apr-16	100%	Architech Investment LLC	Centres Anaheim LLC
Davita Dialysis	Miamisburg	OH	NA	NA	5,200	1,430,000	275	6.3%	Mar-16	100%	NA	NA
2813 Ring Road	Elizabethtown	KY	2014	NA	9,896	3,188,000	322	NA	Feb-16	100%	Castagnolo Properties Inc	Ring Road Elizabethtown
Davita Dialysis	Lynn Haven	FL	2015	NA	7,959	2,750,000	346	NA	Jan-16	100%	Elle M Stern Cleveland	Oman-Gibson Assocs
DaVita Dialysis	Tustin	CA	2015	NA	10,389	7,545,600	726	5.3%	Nov-15	100%	Crest Properties LLC	Centres Inc
DaVita Dialysis	North Las Vegas	NV	2015	NA	8,504	4,121,664	485	NA	Oct-15	100%	Michael & SJ Butler Trust	Centres Inc
DaVita Dialysis	Pomona	CA	2014	NA	11,549	6,500,000	563	5.5%	Jul-15	100%	Stanley C Hess	Meridian Property
DaVita Dialysis	Fresno	CA	2014	NA	6,150	2,400,000	390	NA	Apr-15	100%	Apcar Family Trust	Ginder Development
Fresenius Kidney Care Tar River	Louisburg	NC	2016	NA	8,200	4,084,000	498	NA	Jan-17	100%	Capital Square 1031	Shuford Development
Fresenius	Sumter	SC	2015	NA	10,155	4,755,541	468	NA	Nov-16	100%	ExchangeRight	Global Net Lease
Fresenius Medical Care (FMC)	Kingsland	GA	2016	NA	7,104	2,715,239	382	NA	Oct-16	100%	18020 LLC	McMahon Development
Fresenius Morganton	Morganton	NC	2016	NA	13,132	6,270,000	477	6.2%	Sep-16	100%	Capital Square 1031	Shuford Development
Fresenius	Stafford	VA	2016	NA	8,308	4,477,000	539	5.9%	Aug-16	100%	NA	NA
Fresenius	La Junta	CO	2016	NA	5,112	3,850,000	753	5.9%	Jul-16	100%	NA	NA
Dialysis	Albany	OR	2006	NA	12,986	7,405,312	570	NA	May-16	100%	Cameron Management LLC	Albany Renal Construction, LLC
Fresenius	Winchester	VA	2015	NA	9,503	3,821,905	402	NA	Mar-16	100%	Capital Square 1031,	MDG Development Group
Fresenius	Nashville	TN	2015	NA	12,000	3,738,834	312	NA	Jan-16	100%	Vanderson Construction	Renix Madison GP
Vincennes Surgery Center	Vincennes	IN	2003	2015	8,421	2,750,000	327	NA	Aug-15	100%	Mosaic Properties	10 Gardenside LLC/Gilbert LLC
Fresenius Medical Care	Pine Bluff	AR	2014	NA	11,682	3,100,000	265	NA	Aug-15	100%	AEI Capital	AEI Accredited Investment Fund V Et al
Fresenius Dialysis	Rochester	NH	2009	NA	10,332	3,350,000	324	NA	Aug-15	100%	Areteaus Realty Trust	Axis Property Holdings LLC
Fresenius Medical Care	Chehalis	WA	2015	NA	8,200	4,725,000	576	NA	Mar-15	100%	Rockwell Debt-Free Props	PCI | HealthDev
DaVita Las Vegas Dialysis Center	Las Vegas	NV	1985	NA	12,277	$5,685,591	$463	NA	Dec-16	100%	Elliott Bay Capital Trust	Meadows Zim LLC
240 Churchill Avenue	Franklin	NJ	NA	NA	8,415	2,668,000	317	NA	Oct-16	100%	240 Churchill Ave Somerset LLC	Hill-Gray Seven LLC
DaVita Willingboro Dialysis	Willingboro	NJ	NA	NA	8,000	2,560,000	320	NA	Aug-16	100%	12 Stonewall LLC	Vansciver Willingboro LLC
DaVita Dialysis (Lakewood, CO)	Lakewood	CO	1985	NA	13,852	5,030,000	363	5.6%	Oct-15	100%	AFC Investment Corp	Adv Property Svcs LLC
Davita Dialysis	Amarillo	TX	2003	NA	11,786	NA	NA	NA	Aug-15	100%	Parkade Plaza Co	AKS Real Estate LLC
DaVita Dialysis	San Antonio	TX	2010	NA	8,568	NA	NA	NA	Oct-15	100%	RJR LLC	Villamar Inc
DaVita Dialysis	Sturgeon Bay	WI	NA	NA	6,000	800,000	133	NA	Aug-15	100%	David R Bergman	ARC Daily NAV
DaVita	Brookline	MA	1925	1955	15,536	10,260,000	660	NA	Nov-16	100%	SunTrust	DaVita HealthCare Prtnrs
DaVita Etowah Dialysis Center	Etowah	TN	1985	2010	4,720	600,000	127	NA	Jun-15	100%	Community Healthcare Trust	NA
121 Park Central Drive	Columbia	SC	2007	NA	32,477	9,800,000	302	NA	Jan-17	NA	Columbia Development	Joseph A Brannigan Jr
Fresenius	San Antonio	TX	1999	NA	11,000	3,074,598	280	7.3%	Feb-17	100%	Quincy Holdings LLC	Alliance Equities LLC
Fresenius Medical Care	Birmingham	AL	NA	NA	7,896	1,777,691	225	6.8%	Dec-16	100%	NA	NA
Fresenius Medical Care	Gilmer	TX	2016	NA	7,104	NA	NA	NA	Nov-16	100%	Thompson Trust	Foster Henson Trust
Fresenius Cleveland	Cleveland	OH	2016	NA	31,365	10,790,000	344	6.0%	Oct-16	100%	Capital Square 1031	COP Cleveland East LLC
Fresenius Medical Care	San Diego	CA	1972	NA	6,600	2,200,298	333	6.5%	Oct-16	100%	Gada Family Trust	Giuseppe Sima & Mary Sima
Fresenius Medical Care	Chicago	IL	NA	NA	10,947	2,930,000	268	7.9%	Oct-16	100%	Elliott Bay Capital Trust	Biomedical Medical Partners LLC
2345 East Pershing Street	Salem	OH	NA	NA	8,700	2,540,000	292	NA	Sep-16	100%	Areteaus Realty Trust	Carnegie Cos
Fresenius Medical Care	River Forest	IL	NA	NA	15,941	4,775,000	300	NA	May-16	100%	Areteaus Realty Trust	Mosaic Properties
Fresenius Medical Care	Harbor City, Los Angeles	CA	2003	NA	18,592	7,850,000	422	NA	May-16	100%	Jie Wang	HC Norpac LLC
Fresenius Medical Care	Nashville	TN	1966	NA	8,799	4,405,500	501	NA	May-16	100%	ExchangeRight	Oman-Gibson Assocs
Fresenius Medical Care	Marble Falls	TX	2000	NA	7,810	2,460,000	315	7.6%	Mar-16	100%	NA	CSCP Bastrop LP

Source(s): Real Capital Analytics

KeyBanc Capital Markets

6

Fresenius and DaVita Transactions – Detail

Property Overview						Pricing					Additional Information	
Property	City	State	Built	Reno	Total SF	Sale Price	$/SF	Cap Rate	Date	% Occupied	Buyer	Seller
10 East Moreland Avenue	Philadelphia	PA	1939	NA	24,745	7,788,462	315	NA	Mar-16	100%	Areteaus Realty Trust	Renal Enterprise LLC
Fresenius Medical Care Center	Abington	PA	1964	NA	11,300	2,700,000	239	NA	Feb-16	100%	Tri Star Associates; Frank Grossman	Cohen Financial
Fresenius Medical Care Dialysis Center	Bastrop	TX	2015	NA	8,210	NA	NA	NA	Jan-16	100%	CV Sheldon Family LP	Wellington Stevens III
Fresenius Medical Care	River Forest	IL	NA	NA	15,941	3,071,990	193	NA	Dec-15	100%	Mosaic Properties	Trust 12558607
Fresenius	Albuquerque	NM	2014	NA	19,839	NA	NA	NA	Dec-15	100%	Elliott Bay Healthcare Realty	PCI | HealthDev
Fresenius Medical Care	Umatilla	OR	2012	NA	6,240	2,020,000	324	NA	Jun-15	100%	NA	1213 Main-Milton-Freeman Ltd
135 Avera Dr	Fort Valley	GA	2003	NA	4,920	1,100,000	224	NA	Jun-15	100%	Community Healthcare Trust	Avera Properties & Associates LLC
Fresenius Medical Care	Johnson City	TN	2002	NA	12,006	3,294,000	274	6.9%	Apr-15	100%	Phoenix Realty Mgmt	Stephen Moore
Fresenius Medical Care - Centerville, TN	Centerville	TN	NA	NA	13,460	1,488,000	111	9.0%	Apr-15	100%	NA	NA
DaVita Dialysis	North Las Vegas	NV	1956	NA	10,249	3,245,000	317	6.1%	Dec-16	100%	Allan R Francescutti	NLV - ZIM LLC
DaVita Dialysis	Dinuba	CA	2013	NA	9,000	3,590,000	399	NA	Jan-17	100%	James W Naekel Trust	RPM Realty LLC
Davita	Berlin	WI	NA	NA	6,858	2,426,587	354	6.3%	Oct-16	100%	NA	NA
Davita	Chilton	WI	NA	NA	7,847	2,462,471	314	6.3%	Oct-16	100%	NA	NA
DaVita	Redwood City	CA	1977	2009	8,190	7,773,000	949	4.1%	May-16	100%	NorthWall Builders	Christopher O'Brien; Brock Transportation
DaVita Dialysis	San Rafael	CA	2015	NA	10,652	12,970,000	1,218	NA	Apr-16	100%	Moons Family Trust	Meridian Property
DaVita Dialysis	Sacramento	CA	2011	2015	15,007	4,400,000	293	5.3%	Dec-15	100%	NA	Saca Development
Patriot Commerce Center (Unit C D E in Bldg G)	Moorpark	CA	2009	NA	15,921	6,180,000	388	5.0%	Nov-15	100%	Gina Zhang	DaVita HealthCare Prtnrs
DaVita Dialysis	Worth	IL	2015	NA	7,423	4,000,000	539	NA	Nov-15	100%	John H & Mary C Santos	Chiridge Harlem LLC
6825 Burden Blvd (Unit A & E)	Pasco	WA	2006	NA	9,066	2,713,000	299	6.9%	Oct-15	100%	Areteaus Realty Trust	BLT LLC
DaVita Dialysis	Modesto	CA	2013	NA	11,814	6,119,000	518	5.7%	May-15	100%	Hathaway Dinwiddie	Meridian Property
Fresenius Medical Care - Lubbock, TX	Lubbock	TX	1966	2013	16,872	5,415,000	321	5.6%	Jul-16	95%	Four Springs Capital	Four Springs Cap Trust
Fresenius Medical Center	Polson	MT	2016	NA	6,400	5,029,888	786	NA	Jul-16	100%	Rood Investments	FRE Montana LLC
Fresenius Medical Care	Braselton	GA	2014	NA	8,288	3,257,500	393	NA	Apr-16	100%	AEI Capital	RFG Braselton LLC
Fresenius Medical Care Marquette	Marquette	MI	2015	NA	9,580	3,260,000	340	6.1%	Mar-16	100%	NA	NA
Fresenius Medical Care Whitehall	Whitehall	PA	2010	NA	10,115	3,125,000	309	6.7%	Jan-16	100%	1320 Mickley Road Developers Corp	Lehigh Valley Diagnostic Imaging
Fresenius	Hephzibah	GA	2015	NA	6,000	2,778,356	463	7.2%	Jul-15	100%	Global Net Lease	Richmond County Dialysis LLC

KeyBanc
Capital Markets

Source(s): Real Capital Analytics

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